Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of June 17, 2009, is entered into by ARENA PHARMACEUTICALS, INC. (“Obligor”) and the parties identified on Schedule 1 hereto (together, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Obligor has entered into a Facility Agreement, dated as of the date hereof (as, amended, modified, supplemented or superseded from time to time, “Facility Agreement”), with the Secured Party;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Obligor and the Secured Party agree as follows:

1. GRANT OF SECURITY INTEREST.

(a) To secure payment and performance of the Obligations, Obligor hereby grants to Secured Party a security interest in all property and interests in property of Obligor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, collectively, the “Collateral”), including, without limitation, the following:

(i) all Accounts;

(ii) all Receivables;

(iii) all Equipment;

(iv) all General Intangibles;

(v) all Inventory;

(vi) all Investment Property; and

(vii) all proceeds and products of (i), (ii), (iii), (iv), (v) and (vi).

(b) Notwithstanding anything to the contrary contained in Section 1(a) above, the types or items of Collateral described in such Section 1(a) shall not include:

(i) more than 65% of the issued and outstanding voting capital stock of any Subsidiary of Obligor that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof or any lower threshold of the voting capital stock of such Subsidiary if the grant by Obligor of a security interest in such stock would result in adverse U.S. income tax consequences for Obligor;

(ii) deposit accounts of Obligor listed on Schedule 2 previously pledged or restricted (the “Pledged Accounts”), if the consent of the secured party is required with respect to further pledges or restrictions thereof;

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(iii) any permit, application, license, contract or other asset to the extent and only to the extent that the granting of such security interest is expressly prohibited by any applicable statute, law or regulation, or would constitute a default under the permit, application, license, contract or other asset, as applicable, as in effect on the date hereof, but only to the extent that such prohibition or default is enforceable under applicable law (including Sections 9-406, 9-407 and 9-408 of the UCC); provided that upon the termination or expiration of any such prohibition, such permit, application, license, contract or other asset, as applicable, shall automatically be subject to the security interest granted in favor of Secured Party hereunder and become part of the Collateral; provided, further, that the foregoing shall not limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in upon any rights or interests of Obligor in or to monies due or to become due under any such permit, application, license, contract or other asset;

(iv) Equipment owned by Obligor on the date hereof or hereafter acquired and any proceeds thereof that is subject to a Lien securing a purchase money obligation or capital lease permitted to be incurred pursuant to Article V of the Facility Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease) validly prohibits the creation of any other Lien on such Equipment and proceeds;

(v) any intent-to-use trademark application to the extent and for so long as creation by Obligor of a security interest therein would result in the loss by Obligor of any material rights therein;

(vi) any assets sold by Obligor in compliance with the Facility Agreement;

(vii) any property of a person existing at the time such person is merged into or consolidated with Obligor that is subject to a Lien permitted by Article V of the Facility Agreement to the extent the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(viii) margin stock (within the meaning of Regulation U issued by the Federal Reserve Board (“FRB”)) to the extent the creation of a security interest therein in favor of the Secured Party will result in a violation of Regulation U issued by the FRB; and

(ix) motor vehicles and other equipment covered by certificates of title.

(c) Perfection of Security Interests.

(i) Obligor authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Secured Party or its designee as the secured party and Obligor or any affiliate of Obligor as debtor, as Secured Party may require, and including any other information with respect to Obligor or otherwise required by part 5 of Article 9 of the UCC of such jurisdictions as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on or after the Disbursement Date. In no event shall Obligor at any time file while any Obligations remain outstanding, or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and Obligor or any affiliate of Obligor as debtor.

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(ii) Obligor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment and perfection of, and the ability of Secured Party to enforce, the security interest of Secured Party in the Collateral; provided, however, unless an Event of Default shall have occurred and be continuing, the Obligor shall not be required to deliver or file any account control agreements, intellectual property security agreements, mortgages, leasehold mortgages, fixture filings, bailee letters or collateral access agreements or physically deliver or otherwise provide control of any Collateral to the Secured Party.

2. COVENANTS RELATING TO COLLATERAL; INDEBTEDNESS; DIVIDENDS. Obligor covenants that:

(a) it will give Secured Party twenty (20) days’ prior written notice of any change to its name;

(b) it will give Secured Party twenty (20) days’ prior written notice of any change to its chief executive office or its mailing address; and

(c) it will give Secured Party twenty (20) days’ prior written notice of any change to its type of organization, jurisdiction of organization or other legal structure.

3. REMEDIES.

(a) Upon the occurrence and during the continuance of an Event of Default, (i) Secured Party shall have the right to exercise any right and remedy provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; and (ii) with or without having the Collateral at the time or place of sale, Secured Party may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Secured Party may elect. Any remedies exercised in respect of Collateral constituting Intellectual Property shall be subject to the rights of any licensees thereof under the terms of any licenses in effect at such time.

4. REPRESENTATIONS AND WARRANTIES. Obligor hereby represents and warrants to Secured Party that:

(a) Obligor is a corporation duly organized and validly existing under the laws of Delaware.

(b) the exact legal name of Obligor is as set forth on the signature page of this Agreement. Obligor has not, during the past five years, been known by or used any other composite or fictitious name or been a party to any merger or consolidation.

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(c) the chief executive office and mailing address of Obligor are located only at the address identified on the signature page of this Agreement.

(d) Except for the Permitted Liens, Obligor is the legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.

5. EXPENSES OF OBLIGOR’S DUTIES; SECURED PARTY’S RIGHT TO PERFORM ON OBLIGOR’S BEHALF.

(a) Obligor’s agreements hereunder shall be performed by it at its sole cost and expense.

(b) If Obligor shall fail to do any act which it has covenanted to do hereunder, Secured Party may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of Obligor, and Obligor hereby irrevocably authorizes Secured Party so to act.

6. NO WAIVERS OF RIGHTS HEREUNDER; RIGHTS CUMULATIVE.

(a) No delay by Secured Party in exercising any right hereunder, or in enforcing any of the Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver of any of the Obligations shall be enforceable against Secured Party unless in writing and signed by an officer of Secured Party, and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived.

(b) All rights granted Secured Party hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Secured Party under any other agreement with respect to the Obligations or under applicable law and nothing herein shall be construed as limiting any such other right.

7. CERTAIN RELEASES AND TERMINATION.

(a) In connection with any exclusive license by the Borrower of any Intellectual Property covered by the Lenders’ security interest that is permitted under the Facility Agreement, the Secured Party will release and terminate the security interest granted under this Agreement with respect to such Intellectual Property and will promptly, at Obligor’s expense, execute and deliver to Obligor all releases and other documents as Obligor shall reasonably request to evidence such termination and will take such other action as reasonably necessary for the release of the Liens created hereby on such Collateral; provided, however, that the Lenders shall have a security interest in all Accounts, license and royalties fees and other revenues, proceeds, or income arising out of or relating to such exclusive license or such Intellectual Property.

(b) In connection with any transfers, sales or other dispositions of assets permitted under the Facility Agreement or any other release of Collateral that may be required in connection with any other action which is permitted by the Facility Agreement, the Secured Party will release and terminate the security interest granted under this Agreement with respect to such assets and will promptly, at Obligor’s expense, execute and deliver to Obligor all releases and other documents as Obligor shall reasonably request to evidence such termination and will take such other action as reasonably necessary for the release of the Liens created hereby on such Collateral.

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(c) This Agreement and the security interest granted hereunder shall automatically terminate when $5,000,000 or less in principal amount of the Loan remains outstanding, and all rights to the Collateral shall revert to Obligor. Upon any such termination of the security interests hereunder, Obligor shall be entitled to the return, upon its request and at its expense, of any Collateral held by the Secured Party and the Secured Party will, at Obligor’s expense, execute and deliver to Obligor all releases and other documents as Obligor shall reasonably request to evidence such termination and will take such other action as reasonably necessary for the release of the Liens created hereby on the Collateral.

8. GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of such State.

(b) Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, borough of Manhattan or the City of San Diego for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such court, action or other proceeding is improper. Final non-appeal able judgment against any party in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in this Agreement shall affect the right of any party to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the other party(ies) in any manner authorized by the laws of any such jurisdiction. Each party irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such action, suit or other proceeding brought in the courts in the State of New York, in the County of San Diego or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9. DEFINITIONS. All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. Other capitalized terms used herein and not otherwise defined shall have the meanings given to such terms under the Facility Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Obligor and Secured Party pursuant to the

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definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation.” As used herein:

“Intellectual Property” shall mean any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

The words “it” or “its” as used herein shall be deemed to refer to individuals and to business entities.

10. NOTICES.

Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the other parties.

(A)	If to Secured Party:

Deerfield Private Design Fund, L.P.

780 Third Avenue, 37th Floor

New York, New York 10017

Attention: James E. Flynn

Facsimile: (212) 573-8111

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with a courtesy copy (not constituting notice) to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Facsimile: (212) 894-5827

Attention: Robert I. Fisher

(B)	If to Obligor:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, CA 92121

Attention: Chief Financial Officer and General Counsel

Facsimile: (858) 677-0065

with a courtesy copy (not constituting notice) to:

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Steven Przesmicki

Facsimile: (858) 550-6420

11. GENERAL.

(a) This Agreement shall bind and inure to the respective successors and assigns of the parties.

(b) If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

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Dated in San Diego, California as of the date first above written.

OBLIGOR:		SECURED PARTY:

ARENA PHARMACEUTICALS, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Jack Lief	By:	/s/ James E. Flynn
Name:	Jack Lief	Name:	James E. Flynn
Title:	President and CEO	Title:	General Partner

Address:		SECURED PARTY:
6166 Nancy Ridge Drive
	San Diego, CA 92121	DEERFIELD PARTNERS, L.P.

		By:	/s/ James E. Flynn
		Name:	James E. Flynn
		Title:	General Partner

SECURED PARTY:

DEERFIELD INTERNATIONAL LIMITED

		By:	/s/ James E. Flynn
		Name:	James E. Flynn
		Title:	Director

SECURED PARTY:

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

		By:	/s/ James E. Flynn
		Name:	James E. Flynn
		Title:	General Partner

SECURED PARTY:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	General Partner

SECURED PARTY:

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	Director

SCHEDULE 1

LENDERS

Deerfield Private Design Fund, L.P.

Deerfield Private Design International, L.P.

Deerfield Partners, L.P.

Deerfield International Limited

Deerfield Special Situations Fund, L.P.

Deerfield Special Situations Fund International Limited

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SCHEDULE 2

PLEDGED OR RESTRICTED ACCOUNTS

$79,955 held in an account for the benefit of Alexandria Real Estate Equities for Obligor’s leased building at 6166 Nancy Ridge Drive

$663,367 held in an account for the benefit of Alexandria Real Estate Equities for Obligor’s leased buildings at 6138-6150 Nancy Ridge Drive

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